UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report: August 10, 2006

PROVIDENCE AND WORCESTER RAILROAD COMPANY

(Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State of incorporation or	(Commission File Number)	(IRS Employer
organization)		Identification No.)

75 Hammond Street, Worcester Massachusetts 01610

(address of principal executive offices)

508-755-4000

Registrant’s telephone number

N/A

(Former name or former address, if changed since last report)

Item 8.01	Other Events

By press release dated August 10, 2006 the Registrant reported to the general public that it had entered into an eight-year Collective Bargaining Agreement with the Transportation Communications International Union, whose members are all of the Registrant’s clerical employees.

A description of the foregoing is contained in the press release referred to above, a copy of which is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is filed with this report:

Exhibit 20 – Press Release dated August 10, 2006

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Providence and Worcester

Railroad Company

By: /s/     Robert J. Easton

Robert J. Easton, Treasurer and
Chief Financial Officer

Date: August 10, 2006